SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2003

AEROSONIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-11750	74-1668471
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1212 No. Hercules Avenue, Clearwater, Florida	33765
(Address of principal executive offices)	(Zip Code)

(727) 461-3000

(Registrant’s telephone number, including Area Code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant.

On December 17, 2003, the Audit Committee of the Board of Directors of Aerosonic Corporation (the “Company”) dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent public accountants and engaged Tedder, James, Worden & Associates, P.A. (“TJW&A”) to serve as the Company’s independent public accountants for the audit of its consolidated financial statements for the fiscal year ending January 31, 2004.

PwC’s reports on the Company’s consolidated financial statements for each of the years ended January 31, 2002 and 2003 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. However, PwC’s report on the Company’s consolidated financial statements for the fiscal year ended January 31, 2003 noted that (1) the Company restated its consolidated financial statements as of January 31, 2002 and for each of the two years in the period then ended, and (2) the Company has significant maturities of debt in April 2004.

During the fiscal years ended January 31, 2002 and 2003 and through December 17, 2003, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused them to make reference to the subject matter thereof in connection with their report, except that during PwC’s review of the Company’s condensed consolidated financial statements for the fiscal quarter ended October 31, 2003, the Company’s management and PwC had a disagreement regarding one aspect of inventory accounting. After management and PwC conferred with the Audit Committee of the Company’s Board of Directors (the “Audit Committee”), the disagreement was resolved to the satisfaction of PwC. The Company has authorized PwC to respond fully to the inquiries of TJW&A, if any, concerning foregoing subject.

There were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, that occurred within the fiscal years ended January 31, 2002 and 2003 and the fiscal quarters ended April 30, July 31 and October 31, 2003, except that PwC and the Audit Committee agreed that material weaknesses in the following internal controls had been identified: (1) management override of internal controls, (2) design of internal controls, (3) document retention (both system and manual), and (4) information systems design and operation.

The Company believes that it has fully addressed and rectified the weaknesses with respect to management override and document retention (which contributed to the Company’s previously announced restatements). The Company has disclosed the conclusions of its Chief Executive Officer and Chief Financial Officer as to the aspects of the remaining deficiencies in its Form 10-K report for the year ended January 31, 2003 and in each of the subsequent quarterly reports on Form 10-Q. The Audit Committee discussed the foregoing matters with PwC. The Company has authorized PwC to respond fully to the inquiries of TJW&A, if any, concerning the foregoing subject matter.

The Company has provided PwC with a copy of the foregoing disclosures and requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether or not it agrees with the statements contained in the foregoing disclosures, and, if not, stating the respects in which it does not agree. The Company will file PwC’s letter to the SEC as an amendment to this Current Report on Form 8-K within two business days of its receipt.

During the fiscal years ended January 31, 2002 and 2003 and through the filing date of this Current Report on Form 8-K, the Company did not consult with TJW&A with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROSONIC CORPORATION

Dated: December 24, 2003	By:	/s/ David A. Baldini
David A. Baldini
President & Chief Executive Officer